  Exhibit 10.1
LEASE

1. Fundamental Lease Provisions and Exhibits.

1.1. Fundamental Lease Provisions.

Lease Date:	As of the 20th day of April, 2018

Commencement Date: Estimated Commencement Date:	As defined in Section 2.2 below August 1, 2018
Landlord: Landlord Address::	CIO UNIVERSITY TECH, LLC, a Delaware limited liability company c/o Tower Realty Partners, Inc. 135 W. Central Blvd. Suite 900 Orlando, FL 32801
Tenant:	LIGHTPATH TECHNOLOGIES, INC., a Delaware corporation
Tenant Address:	2603 Challenger Tech Court Suite 100 Orlando, Florida 32826 Attn: Jim Gaynor
Notice and Billing Address:	Landlord – Same as above Tenant – Same as above with a copy to: Baker & Hostetler, LLP Attn: Jeff Decker 200 South Orange Avenue Suite 2300 Orlando, FL 32801
Property Name:	University Tech Center
Property Address:	12501-12565 Research Parkway, Orlando, FL 32826 City of Orlando, County of Orange, Florida.
Property Description:	See Exhibit “D” attached hereto and incorporated herein.
Suite Leased:	Suite 180
Lease Term:	Forty-Eight (48) months commencing on the Commencement Date of Lease and ending on the last day of the forty-eighth (48th) month thereafter.

Leased Area:	Approximately 12,378 square feet of rentable area.
Leasehold Improvements to be provided by Landlord:	[X] Yes [ ] No
Annual Minimum Rent:
$222,804.00, payable in monthly installments of $18,567.00 (Subject to adjustment as set forth in this Lease), as set forth on Exhibit “G”. Rent and all other sums payable by Tenant to Landlord under this Lease, plus any applicable tax, shall be paid to Landlord, without deduction or offset (subject to the terms hereof), to CIO RESEARCH COMMONS, LLC c/o Tower Realty Partners, Inc., 135 W. Central Blvd., Suite 900, Orlando, FL 32801, or such other place as Landlord may hereafter specify in writing. Landlord directs that payments under this Lease be made to CIO Research Commons, LLC until such time as otherwise directed by Landlord.

Security Deposit:	$18,567.00
Tenant’s Proportionate Share of Operating Expenses:	Fourteen and 83/100 percent (14.83%). Estimated monthly payments of $5,384.43 based on 2018 Estimated Operating Budget.
Permitted Use:	General Office, Administrative, Research, Development and Light Manufacturing uses.
Special Provisions Incorporated into Addendum: [X] Yes [ ] No

1.2. Effect of Reference to a Fundamental Lease Provision. Each reference in this Lease to any of the Fundamental Lease Provisions contained in Section 1.1. shall be construed to incorporate all of the terms provided under each such Fundamental Lease Provision.

1.3. Exhibits. The Exhibits listed in this Section and attached to this Lease are hereby incorporated in and made a part of this Lease:

EXHIBIT “A”	-	Site Plan of the Property
EXHIBIT “B”	-	Landlord’s Work
EXHIBIT “C”	-	Rules and Regulations for Property
EXHIBIT “D”	-	Legal Description of Property
EXHIBIT “E”	-	Intentionally Omitted
EXHIBIT “F”	-	Commencement Date Confirmation
EXHIBIT “G”	-	Addendum, if applicable

2. Premises and Term.

2.1. Premises. The Landlord hereby leases to the Tenant and the Tenant hires and takes from the Landlord the Suite Leased (hereinafter referred to as the “Premises”) shown on the Site Plan of the Property located in the improved building(s) on the Property (the “Building”), subject to and with the benefits of the terms, covenants, conditions and provisions of this Lease, together with appurtenances specifically granted in this Lease and the non-exclusive use in common with other tenants in the Building and the Property, those sidewalks, entries, passages, corridors, halls, lobbies, stairways, elevators, and other common facilities of the Property, but reserving to the Landlord (i) the use of (a) the exterior faces of all exterior walls and (b) the roof; and (ii) the right (but not the obligation) to install, maintain, use, repair and replace pipes, ducts, conduits and wire through the Premises and serving the other parts of the Building; provided, however, that Landlord shall use reasonable efforts not to interfere with Tenant’s operations at or from the Premises in connection with the exercise of such rights. For the purposes of this Lease, the Premises shall be conclusively deemed to consist of the number of square feet of Leased Area as set forth in Section 1.1. hereof.

2.2. Term. The Term of this Lease shall commence on the earlier of (the “Commencement Date”) (i) fifteen (15) days after the issuance of a written notice (the “Final Notice”) given by the Landlord to the Tenant informing the Tenant that the improvements to the Premises as provided for in Section 3.1. hereof have been Substantially Completed (as defined on Exhibit “B”), or (ii) the day the Tenant commences its business operations in the Premises, and shall end at Noon on the last day of the last month of the Lease Term, unless sooner terminated as hereinafter provided (the “Termination Date”). Landlord shall use all reasonable efforts to deliver possession of the Premises to the Tenant on or before the Estimated Commencement Date. However, if Landlord, for any reason whatsoever (other than a Tenant Delay (as hereinafter defined) or Force Majeure (as hereinafter defined)) fails to deliver possession of the Premises to Tenant within sixty (60) days after the Estimated Commencement Date (the “Outside Commencement Date”), then Landlord shall provide to Tenant a credit for one (1) day of Rent for the Premises for each day that possession of the Premises is delayed beyond the Outside Commencement Date, which credit shall be applied to Rent that Tenant would otherwise first be obligated to pay hereunder. Other than as expressly set forth in this Section 2.2, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom (other than as expressly set forth above) if Landlord fails to deliver possession of the Premises to Tenant on or before the Outside Commencement Date. Once the Commencement Date and Termination Date of the Lease Term have been determined, the Landlord and the Tenant shall execute, acknowledge and deliver a written Commencement Date Confirmation in the form set forth on Exhibit “F”. Such statement, when so executed, acknowledged and delivered, will be deemed to be incorporated in and become a part of this Lease.

3. Leasehold Improvements.

3.1. Construction of Leasehold Improvements. The Landlord shall, at its sole cost and expense, improve the Premises as set forth in Exhibit “B” (“Landlord’s Work”). In addition to the foregoing, Landlord shall perform, or cause to be performed, any and all renovations and improvements to the kitchen and bathrooms (the “Renovations”) at the Premises, the cost of which shall be performed at Landlord’s sole cost and expense and shall not be deducted from the TI Contribution (as hereinafter defined). The Renovations shall be deemed to be a part of the Landlord’s Work. The parties acknowledge and agree that the Renovations shall use building standard materials and finishes. Any improvements to the Premises other than those set forth in Exhibit “B” shall be constructed by the Landlord at the sole cost and expense of the Tenant (“Tenant’s Work”). No later than five (5) business days after the execution of this Lease by the Tenant Tenant shall furnish Landlord with a “Preliminary Space Plan” for the Premises, in form reasonably acceptable to Landlord, drawn to a scale of one-quarter inch (¼”) equals one (1) foot to be used for the construction of Landlord’s Work. Within ten (10) business days after Landlord’s receipt of the Preliminary Space Plan, Landlord shall prepare and furnish to Tenant an estimated cost of construction of Landlord’s Work based on the Preliminary Space Plan, including in the estimate separate entries for labor, material and a construction management fee in the amount of three percent (3%). No later than five (5) business days after submission of Landlord’s estimate of construction costs to Tenant, as set forth above, Tenant shall either agree to the estimate and authorize Landlord to proceed with the Landlord’s Work or furnish to Landlord specific objections to the Work estimate. If Landlord and Tenant are unable to agree upon the construction cost for Landlord’s Work within thirty (30) days from the execution of this Lease by the Tenant, then Landlord or Tenant shall have the right to terminate this Lease upon three (3) days written notice to the other and, thereupon, neither Landlord nor Tenant shall have any further rights or obligations under this Lease and the Security Deposit shall be promptly returned to Tenant. The agreed cost of construction of Landlord’s Work shall be paid by Landlord from the TI Contribution as set forth in Exhibit “B” hereof. The Excess TI Contribution (as defined in Exhibit “B”) shall be paid by Tenant to Landlord in accordance with the terms set forth on Exhibit “B”.

3.2. Ownership of Improvements. All improvements to the Premises shall remain the property of the Landlord upon the expiration of the Term other than Tenant’s furniture, trade fixtures and equipment. In no event shall Tenant make any improvements or alterations to the Premises, including the installation and removal of trade fixtures, without the prior written consent of Landlord (subject to the terms of Section 7.2.2. of this Lease).

4. Rent and Other Payments.

4.1. Payment. All Annual Minimum Rent and Additional Rent, and other charges payable to Landlord under any provision of this Lease (collectively referred to herein as “Rent”) shall be paid to Landlord or as the Landlord may otherwise designate, in lawful money of the United States at the address of the Landlord or at such other place as the Landlord in writing may designate, without any set-off or deduction whatsoever, and without any prior demand therefor. In addition to the payment of the Rent and other charges, Tenant shall also pay to Landlord, at the time of payment of such Rent and other charges, all sales, use and/or occupancy taxes payable by virtue of any such payment. Rent for any period beginning during the Term hereof which is for less than one (1) month shall be a prorated portion of the monthly installment. Upon execution of this Lease, in addition to the Security Deposit, Tenant shall pay Additional Rent for the first full month of the Lease Term, which amount shall be credited towards Tenant’s first due payment of Additional Rent following the Commencement Date.

4.2. monthly installments in advance on the first day of each calendar month included in the Lease Term. Tenant acknowledges that late payment by Tenant to Landlord of Rent or other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which would be extremely difficult and impractical to ascertain. Such costs include, but are not limited to, processing and account charges, and late charges, which may be imposed on Landlord by the terms of any Mortgage encumbering the Premises. Therefore, in the event any installment of Rent or any sum due hereunder is not paid within five (5) days after such amount is due, Tenant shall pay to Landlord as Rent, a late charge equal to five percent (5%) of each such installment or other sum or Twenty Five ($25.00) Dollars per month, whichever is greater. A sum of Fifteen ($15.00) Dollars shall also be due from and paid by Tenant to Landlord for each returned check.

4.3. All sums due from Tenant to Landlord shall be considered Rent regardless of whether specifically defined as such.

4.4. Additional Rent. In addition to Annual Minimum Rent, Tenant shall pay as “Additional Rent”, Tenant’s Proportionate Share of Operating Expenses. Landlord shall furnish to Tenant, prior to January 31st of each year, Landlord’s estimate of Operating Expenses for the coming year. The estimate shall be determined as though the Building were occupied at the actual occupancy rate or at an occupancy rate of ninety-five percent (95%), whichever is higher. Tenant shall pay to Landlord, on the first day of each month as Additional Rent, an amount equal to one-twelfth (1/12) of Tenant’s Proportionate Share of Landlord’s estimate of Operating Expenses. Until Landlord shall furnish such estimate to Tenant, Tenant shall pay to Landlord, on the first day of each month, an amount equal to the Additional Rent payable during the preceding month. If there shall be any increase or decrease in Operating Expenses for any year, whether during or after such year, Landlord shall furnish to Tenant a revised estimate and the Additional Rent shall be adjusted and paid or refunded, as the case may be. If the calendar year for which such estimate is furnished ends after the termination of this Lease, or begins before the commencement of this Lease, the Additional Rent payable hereunder shall be prorated to correspond to that portion of the calendar year occurring within the Term of this Lease. Within one hundred twenty (120) days after the end of each calendar year, Landlord shall furnish to Tenant an Operating Statement showing actual Operating Expenses incurred for the preceding year, adjusted where appropriate to a projected cost as though the Building were ninety-five percent (95%) occupied for any periods where actual occupancy was less than ninety-five percent (95%). If the Operating Statement shows that the sums paid by Tenant exceed Tenant’s Proportionate Share of Operating Expenses, Landlord shall promptly either refund to Tenant the amount of such excess or credit the amount thereof against subsequent payments of Rent; and if the Operating Statement shows that the sums paid by Tenant were less than Tenant’s Proportionate Share of the same, Tenant shall pay the amount of such deficiency within twenty (20) days after demand therefor. Failure or delay of Landlord to submit the written statement referred to herein shall not waive any rights of Landlord. For purposes of this Lease, “Operating Expenses” shall mean and include costs and disbursements (other than income taxes) of every kind and nature which Landlord shall pay or become obligated to pay because of or in connection with the management, maintenance, repair or operation of the Building or the Property, including, without limitation, real property taxes, personal property taxes, common area electricity, steam, water, gas, fuel, heating, lighting, air conditioning, window cleaning, common area janitorial, insurance (including, without limitation, fire, extended coverage, liability, workmen’s compensation, elevator or any other insurance carried by Landlord and applicable to the Building or the Property), parking lot maintenance (including re-striping), landscaping, painting, uniforms, management fees, supplies, sundries, sales or use taxes on supplies and services, costs of wages and salaries of all persons engaged in the operation, administration, maintenance and repair of the Building or the Property, and fringe benefits (including, without limitation, social security taxes, pension, hospitalization, welfare or retirement plans, or any other similar or like expenses incurred under the provisions of any collective bargaining agreement, or any other cost or expenses which Landlord pays or incurs to provide benefits for employees so engaged in the operation, administration, maintenance and repair of the Building or the Property), the charge of any independent contractor who, under contract with Landlord or its representative, does any of the work of operating, maintaining or repairing of the Building, legal and accounting expenses (including, without limitation, such expenses as relate to the seeking or obtaining of reductions in and refunds of real estate taxes), and any other expenses or charges not hereinabove mentioned which in accordance with generally accepted accounting and management principles for properties in Florida similar to the Property would be considered an expense of managing, operating, maintaining or repairing the Building or the Property. Landlord shall also be responsible, at Landlord’s sole cost and expense (and not as an Operating Expense), for making all capital improvements to the Building required by applicable law. Notwithstanding the foregoing, Tenant shall also pay to Landlord, as Additional Rent, when and as billed by Landlord, Tenant’s Proportionate Share of the cost of capital improvements made to the Building by Landlord after the Lease Date which are (i) intended to result in a reduction of Operating Expenses; or (ii) to comply with any law or regulation that was not applicable to the Building on the Lease Date, amortized over the useful life of such capital improvements consistent with generally accepted accounting principles, together with interest on the unamortized balance at the rate of interest reasonably available to Landlord for the borrowing of funds for construction of such capital improvements; provided that Tenant shall only be responsible for its Proportionate Share of such amortized amounts applicable to the Lease Term. In the case of any capital improvement which is intended to result in a reduction in Operating Expenses, the total cost of such capital improvement included in Operating Expenses shall not exceed the reduction in Operating Expenses resulting from such capital improvement as reasonably estimated, in accordance with accepted engineering practices, by Landlord’s engineer at the time of installation. Operating Expenses shall also include the costs of routine maintenance and repair of the HVAC system in the Premises, provided that if there are any charges for the maintenance or repair of the HVAC system in the Premises which are attributable to the abuse of the system by the Tenant, or directly caused by Tenant’s negligence or willful misconduct, Tenant shall be separately charged, and shall pay as Additional Rent hereunder such excess charges caused by the abuse of the system, or movement or particular preferences of employees of Tenant. Tenant’s Proportionate Share of Operating Expenses for 2018 is estimated to be $5.22 per rentable square foot. Tenant’s Proportionate Share of controllable Operating Expenses (meaning all Operating Expenses other than taxes, utilities, insurance and any fees imposed by the Central Florida Research Park) will not increase in any one (1) calendar year by more than five percent (5%) of Tenant’s Proportionate Share of controllable Operating Expenses for the previous calendar year.

4.5. Security Deposit. Upon full execution of this Lease by Landlord and Tenant, Tenant shall pay to Landlord a Security Deposit in the amount set forth in Section 1.1. hereinabove, to be held by Landlord for the faithful performance by Tenant of Tenant’s covenants and obligations hereunder, it being expressly understood that the Security Deposit shall not be considered as an advance payment of Rent or as a measure of Landlord’s damages in the event of a Default (as hereinafter defined) by Tenant. If at any time during the Term hereof, or the Term as it may be extended, the Tenant shall be in Default in payment of Rent, the Landlord may, but shall not be obligated to, apply all or a part of the Security Deposit for such payment. The Landlord may also apply all or part of the Security Deposit to repair damages to the Premises during or upon the termination of the tenancy created by this Lease, subject to any notice and cure provisions contained herein. In such event, the Tenant shall, on demand, pay to the Landlord a like sum to replenish the Security Deposit. If Tenant is not in Default at the termination of this Lease, Landlord shall return the Security Deposit to the Tenant. Landlord shall not be required to keep the Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on the Security Deposit. Landlord and Tenant agree that Landlord shall be entitled to immediately endorse and cash Tenant’s Rent and Security Deposit check(s) accompanying this Lease. It is further agreed and understood that such action shall not guarantee acceptance of this Lease by Landlord, but in the event Landlord does not accept this Lease, the Tenant’s Rent and Security Deposit checks so delivered and cashed (if applicable) shall be refunded in full to Tenant.

5. Utility Services and Maintenance by Landlord. The Landlord shall cause the necessary mains, conduits and other facilities to be provided to supply water, sanitary sewer facilities and electricity into the Premises, and the Tenant hereby acknowledges that the Landlord has complied with the provisions of this paragraph. The Tenant shall pay directly all charges for electric, telephone and any other utilities used or consumed in the Premises which are separately metered to the Premises. A dumpster will be provided for refuse collection and Tenant shall pay Landlord on a monthly basis in advance Tenant’s portion of the water, sewer and refuse collection charges for the Building as may be estimated by the Landlord. This charge shall constitute Additional Rent as described in Section 4.4. hereinabove. In the event that Tenant shall fail or refuse to pay any utility charges individually metered to Tenant, the Landlord may, but shall not be obligated to, pay such charges, and Tenant shall reimburse the Landlord on demand. If Tenant uses water or produces refuse in excess of normal use, Landlord, in its commercially reasonable discretion may allocate Tenant the increased cost for such services as measured or estimated by Landlord, and Tenant shall pay Landlord, upon receipt from Landlord of invoices evidencing such increased cost, any increased cost so measured or estimated. Landlord shall keep or have kept in good repair and order the exterior of the Building, including exterior walls, roof and roof deck, and the parking area, exterior lighting, common areas, structural components and landscaping, and shall also keep the mechanical, electrical and plumbing systems at the Building in good working order. The portion of the Building intended to be designated as the exterior shall exclude those portions herein covenanted and agreed by Tenant to be kept in repair. For the purpose of this paragraph, it is expressly understood that plate glass windows shall not be considered a part of the exterior of the Building; if any plate glass window in the Premises is damaged or broken Tenant shall be liable for its prompt repair and replacement, unless such damage to the plate glass windows is caused by Landlord or Landlord’s employees, agents or contractors (the “Landlord Parties”).

5.1. Tenant’s Electric. The Premises electric consumption is separately metered and billed monthly by Duke Energy to Tenant directly. Tenant shall pay the cost of all electric consumption at the Premises directly to the electric provider.

6. Insurance.

6.1. Insurance to be Maintained by Tenant. Tenant shall maintain, at Tenant’s expense, with companies acceptable to Landlord during the term of this Lease (i) liability insurance in the form of a Combined Single Limit Bodily Injury and Property Damage Insurance Policy insuring Landlord and Tenant against any liability arising out of use, occupancy or maintenance of the Premises and all other areas appurtenant thereto in an amount not less than One Million Dollars ($1,000,000) per occurrence and not less than Two Million Dollars ($2,000,000) general aggregate with not less than Three Million Dollars ($3,000,000) umbrella and deductible not to exceed Ten Thousand Dollars ($10,000); (ii) a policy of special cause of loss form property insurance covering loss or damage to all of Tenant’s inventory, fixtures, furniture and equipment located on the Premises to the extent of at least eighty (80%) percent of their insurable value without deduction for depreciation; and (iii) workers compensation insurance sufficient to satisfy Tenant’s obligations and liabilities under applicable workers compensation laws. During the term of this Lease, the proceeds from any such policy or policies of insurance shall be used for the repair or replacement of the property and equipment so insured. Landlord will not carry insurance on Tenant’s property. Tenant shall furnish Landlord with a certificate of all insurance policies required by this Lease evidencing the existence and amounts of such insurance with Landlord and Landlord’s property manager (Tower Realty Asset Management) named as additional insured and with loss payable clauses satisfactory to Landlord no later than ten (10) days before the commencement of the Lease Term. Renewals of such policies shall be deposited with the Landlord no later than ten (10) days prior to the expiration of the terms of such coverage. If the Tenant fails to comply with such requirement, the Landlord may, but shall not be obligated to, obtain such insurance and keep the same in effect, and Tenant shall pay Landlord the premium costs thereof upon demand.

6.2. Insurance to be Maintained by Landlord. Landlord shall obtain and keep in force, during the Lease Term, the following policies of insurance with loss payable to Landlord: (i) a policy of Combined Single Limit Bodily Injury and Property Damage Insurance, insuring Landlord against any liability arising out of ownership, use, occupancy or maintenance of the Building and Property; (ii) a policy or policies of insurance covering loss or damage to the Building and Property, but not Tenant’s inventory, fixtures, furniture and equipment, in an amount not to exceed the full replacement value thereof, as the same exists from time to time, providing all risk protection against all perils included within the classifications of fire, extended coverage, vandalism, malicious mischief, special extended perils (“all risk”, as such term in the insurance industry) and plate glass insurance; (iii) a policy of rental value insurance in an amount not less than one (1) year’s gross rentals for all tenants occupying any portion of the Building: and (iv) any other insurance the Landlord deems necessary or appropriate. The cost of the insurance procured by Landlord shall be considered Additional Rent of which the Tenant shall pay its Proportionate Share pursuant to Section 4.4. hereof. If Landlord’s insurance premiums exceed the standard premium rates because the nature of Tenant’s operation and use of the Premises results in extra hazardous exposure, then Tenant shall, upon receipt of appropriate invoices from Landlord, reimburse Landlord for such increase in premiums. It is understood and agreed between the parties hereto that any such increase in premiums shall be considered as Annual Minimum Rent due and shall be included in any lien for rent.

6.3. Waiver of Subrogation. As long as their respective insurers so permit, Landlord and Tenant hereby mutually waive their respective rights of recovery against each other for any loss insured by fire, extended coverage and other property insurance policies existing for the benefit of the respective parties. Each party shall obtain any special endorsements, if required by their insurer, to evidence compliance with the aforementioned waiver.

7. Additional Covenants of Tenant.

7.1. Affirmative Covenants. The Tenant covenants, at its expense, at all times during the Lease Term:

7.1.1. To perform promptly all of the obligations of the Tenant set forth in this Lease and in the Exhibits and Addenda attached hereto, and to pay when due the Rent to be paid by Tenant pursuant to this Lease.

7.1.2. To use the Premises only for the Permitted Use and to abide by and conform to all use restrictions set forth in the certificate of occupancy issued for the Premises, and in the Rules and Regulations (as the same may be reasonably amended from time to time in Landlord’s discretion, subject to the terms set forth on Exhibit “C”), the mortgage(s), if any, filed of record encumbering the Premises, and all other laws, orders, permits, rules and regulations of any governmental authority claiming jurisdiction over the Premises.

7.1.3. To keep the Premises, including equipment, lighting, interior plumbing, doors, floors, walls and windows, facilities and fixtures therein, clean, neat and in good order, repair and condition, and Tenant will not suffer or permit any waste of the Premises. Tenant shall, at Tenant’s expense, keep in clean condition and good repair all restroom fixtures and facilities within the Premises. If Tenant’s acts or operations other than ordinary use result in obstruction of sanitary sewer lines, Tenant shall pay to Landlord the expense of Landlord’s clearing or repair of the sewer lines. If there are any charges for the maintenance of the HVAC system in the Premises which are attributable to the abuse of the system by the Tenant or directly caused by Tenant’s negligence or willful misconduct, Tenant shall be separately charged, and shall pay as Rent hereunder such excess charges caused by the abuse of the system, or movement or particular preferences of employees of Tenant. Notwithstanding anything to the contrary contained herein, Tenant is solely responsible for all repairs, maintenance and replacement of any supplemental HVAC systems serving the Premises if so installed by, or at the direction of, Tenant (other than HVAC system(s), if any, installed as part of Landlord’s Work).

7.1.4. To keep the Premises equipped with all safety appliances required as a result of Tenant’s particular use of the Premises in order to comply with any law, ordinance, order or regulation of any governmental authority or board of fire underwriters having jurisdiction.

7.1.5. To defend and hold the Landlord harmless and indemnified from all injury, loss, claims and damage (including attorneys’ fees, paralegals’ fees and disbursements) to any person or property arising from or related to, or connected with the use or occupancy of the Premises, the conduct or operation of the Tenant’s business, or the Tenant’s work at the Premises unless caused by or resulting from the negligence of Landlord, and / or the Landlord Parties in the operation or maintenance of the Premises or the Building. Should Landlord be named as a defendant in any suit brought against Tenant in connection with or arising out of Tenant’s occupancy of the Premises, Tenant shall pay to Landlord its costs and expenses incurred in such suit, including reasonable attorneys’ fees and paralegals’ fees and costs.

7.1.6. To permit Landlord or the Landlord’s agents to enter upon the Premises at all reasonable times, upon twenty-four (24) hours’ prior written notice, to examine and to make repairs, alterations, improvements or additions to the Premises or the Building (subject to the terms of this Lease) without the same constituting an eviction of the Tenant, in whole or in part, and all rents shall in no way abate while such repairs, alterations, improvements or additions are being made by reason of loss or interruption of business of the Tenant because of the prosecution of any such work; provided, however, that Landlord shall use commercially reasonable efforts to minimize any disruption to Tenant’s business operations at the Premises in connection therewith. The Landlord or the Landlord’s agents shall also have the right, upon 24 hours’ prior written notice, to enter upon the Premises at reasonable times to show them to prospective mortgagees or purchasers of the Building. During the ninety (90) days prior to the expiration of the term of this Lease, the Landlord may show the Premises to prospective tenants upon 24 hours’ prior written notice to Tenant, and the Landlord may also place upon at the exterior of the Premises the usual notices “For Rent”, which notices the Tenant shall permit to remain thereon without molestation.

7.1.7. To pay on demand all of Landlord’s reasonable expenses (including, without limitation, the attorneys’ fees, paralegals’ fees and costs incurred by Landlord, whether or not in litigation, including fees and costs incurred at appellate levels and post-judgment proceedings in litigation) incurred by or on behalf of Landlord in enforcing the obligations of the Tenant under this Lease, pursuing any remedy of Landlord under this Lease, or in curing any Default by the Tenant under this Lease, all subject to the applicable notice and cure provisions set forth herein.

7.1.8. To forthwith cause to be discharged of record (by payment, bond, order of a court of competent jurisdiction or otherwise) any mechanic’s lien at any time filed against the Premises, the Building or the Property for any work, labor, services or materials claimed to have been performed at or furnished to the Premises for or on behalf of the Tenant or anyone holding the Premises through or under the Tenant, if Tenant fails to discharge same within 30 days after Tenant’s receipt of written notice that a lien has been filed. If the Tenant shall fail to cause such lien to be discharged within such 30 day time period, then, in addition to any other right or remedy of the Landlord, the Landlord may, but shall not be obligated to, discharge the same by paying the amount claimed to be due, by bonding or by any other proceeding deemed appropriate by the Landlord, and the amount paid by the Landlord, and all costs and all expenses, including reasonable attorneys’ fees and paralegals’ fees, incurred by the Landlord in procuring the discharge of such lien shall be deemed to be an additional assessment. The Landlord’s estate in the Premises shall not be subject to any lien or liability under the Lien Laws of the State of Florida.

7.1.9. To quit and surrender to the Landlord the Premises upon the expiration of the Lease Term or other termination of the Lease (subject to Landlord’s maintenance, repair and replacement obligations under this Lease), broom clean, in good order and condition, ordinary wear and tear excepted, and at Tenant’s expense, to remove all property of the Tenant, to repair all damages to the Premises caused by such removal, and to restore the Premises to the condition in which they were prior to the installation of the articles so removed. All property not so removed within 10 days after the expiration or earlier terminate of this Lease shall be deemed to have been abandoned by the Tenant and may be retained or disposed of by the Landlord, as the Landlord shall desire.

7.1.10. To remain fully obligated under this Lease, notwithstanding any assignment or sublease or any indulgence by the Landlord to the Tenant or to any assignee or sublessee.

7.1.11. To fully understand and agree that the Landlord shall have no liability for any loss or damage to Tenant’s business or personal property arising out of, but not limited to, any of the following causes on or about the Premises, the Building or the Property: hurricanes, excessive rain, roofing defects, bursting of pipes, fire, windstorm, malfunction of sewer or water system, or interruption of utility services, unless so caused by the gross negligence or willful misconduct of Landlord or the Landlord Parties.

7.1.12. To keep the Premises free from all rubbish, dirt, and debris and to deposit all trash in trash receptacles to be furnished by Landlord at designated locations within the common areas of the Property. The Tenant understands that boxes and trash shall not be stacked outside of the Premises and/or on any abutting roadway, driveway or parking area.

7.1.13. To provide Landlord with a financial statement of Tenant in form satisfactory to Landlord upon execution of this Lease by Tenant, and to provide additional financial statements of Tenant and/or individual financial statements of shareholders or partners of Tenant, if Tenant is a corporation or partnership, if so requested by Landlord. Additional financial statements in form satisfactory to Landlord shall be furnished to Landlord within ten (10) days of notification. This provision shall not apply if Tenant is a publicly traded company.

7.1.14. To furnish to the Landlord any commercially reasonable documentation requested by Landlord to show the status of this Lease. Any reasonable changes to this Lease required by any Mortgagee of the Landlord to satisfy the requirements for the financing or refinancing of the Property unless they materially alter the terms and conditions of this Lease, shall be agreed to and complied with by the Tenant.

7.1.15. To maintain throughout the term of this Lease a sign with Tenant’s name thereon at or near the front entrance to the Premises at a place designated by Landlord. Such sign shall be of a size, design, material and specification as shall meet the standards and criteria of Landlord. The written consent and approval of Landlord shall be obtained prior to the installation of any sign. A sign for which the written approval of Landlord has not been obtained may be removed by Landlord at Landlord’s discretion.

7.1.16. To timely and directly pay the cost of all utilities separately metered at the Premises, the service of which is directly contracted by the Tenant. Tenant shall be responsible to timely and directly pay janitorial services for the interior of the Premises (unless Landlord determines, in its sole discretion, to include janitorial services for the interior of the Premises in its annual budget of Operating Expenses, which determination shall be made annually by Landlord, in which event the use of janitorial services for that year shall be included as a part of the Operating Expenses and Tenant shall not be directly responsible therefor).

7.2. Negative Covenants. Tenant covenants at all times during the Lease Term and such further time as the Tenant occupies the Premises, or any part thereof:

7.2.1. Not to injure, overload, deface or otherwise harm the Premises or any part thereof or any equipment or installation therein; nor commit any waste or nuisance; nor permit the emission of any objectionable noise or odor; nor burn any trash or refuse in or about the Premises; nor make any use of the Premises, or any part thereof or equipment therein, which is improper, offensive or contrary to any law or ordinance or to reasonable rules or regulations of the Landlord as such may be promulgated from time to time; nor park any vehicles so as to interfere with the use of driveways, walks, roadways, highways, streets or parking areas.

7.2.2. Not to make any alterations or additions to the Premises or to the Building, nor permit the making of any holes in the walls, ceilings or floors thereof, other than cosmetic alterations or additions which do not require the issuance of a permit. Subject to the foregoing, all alterations or improvements to the Premises shall be made by Landlord at Tenant’s expense, unless Landlord and Tenant shall otherwise agree in writing.

8. Prohibition Against Mechanic’s Liens. Any liability of the Landlord or of the Property for any work or improvements made upon the Premises by the Tenant is hereby expressly prohibited. The interest of the Landlord in and to the Premises, the Building and the Property shall not be subject to liens for improvements made in or to the Premises by Tenant or by Tenant’s employees, contractors, subcontractors or agents. Tenant represents and warrants unto Landlord that any construction contract which Tenant enters into for construction of improvements in the Premises (which shall occur only following Landlord’s express written consent) shall expressly prohibit the filing of liens against the Landlord’s interest in the Premises, Building and Property.

9. Assignment, Subletting and Encumbrances.

9.1. Landlord’s Consent Required. Tenant shall not assign, transfer, mortgage, pledge, hypothecate or encumber this Lease or any interest therein, nor sublet the Premises or any part thereof without the prior written consent of Landlord, which consent may not be unreasonably withheld by Landlord, and any assignment, transfer, mortgage, pledge, hypothecation, or encumbrance without such consent being first obtained shall be voidable and, at Landlord’s election, shall constitute a default of Tenant under this Lease.

9.2. Tenant’s Application for Consent. In the event that Tenant desires at any time to assign this Lease or to sublet the Premises or any portion thereof, Tenant shall submit to Landlord, in writing, at least thirty (30) days prior to the proposed effective date of the assignment or sublease: (i) a Notice of Intention to Assign or Sublease, setting forth the proposed effective date, which shall be no less than thirty (30) nor more than ninety (90) days after the sending of such notice; (ii) the name of the proposed subtenant or assignee; (iii) the nature of the proposed subtenant’s or assignee’s business to be carried on in the Premises; (iv) the terms and provisions of the proposed sublease or assignment; (v) a current audited financial statement of the proposed subtenant or assignee; and (vi) such additional information concerning the proposed assignment or sublease and proposed assignee or sublessee as the Landlord may reasonably request. Tenant shall pay Landlord a handling fee of $500.00 to process any sublet or assignment request and shall reimburse Landlord for reasonable attorney fees incurred by Landlord.

9.3. Intentionally Omitted.

9.4. Assignment or Sublease Profit. In the event of any assignment or sublease of all or any portion of the Premises, having first been approved by Landlord, where the rental reserved in the assignment or sublease exceeds the rental or prorata portion of the rental, as the case may be, for such space reserved in the Lease, Tenant shall pay Landlord monthly, as Rent, at the same time as the monthly installments of Annual Minimum Rent required hereunder, fifty percent (50%) of the excess of the rental reserved in the assignment or sublease over the rental reserved in this Lease applicable to the assigned or subleased space, after the deduction of reasonable transaction costs incurred by Tenant.

9.5. Permission for Tenant to Assign or Sublease. The granting of permission for Tenant to assign or sublease the Premises on any one or more occasions shall not constitute ipso facto waiver of the requirement imposed hereby that the written consent of the Landlord be obtained for any subsequent or other assignment or subletting, and the acceptance of rent checks and the negotiation of same, or the acceptance of rent payments in any other fashion, from any assignee or sublessee, whether or not Landlord had knowledge of the assignment or sublease under which such assignee or sublessee claims, shall not constitute ipso facto consent by Landlord to such assignment or sublease or constitute a waiver of the restrictions upon assignment and subletting imposed in this section.

9.6. Affiliated Transfers. Notwithstanding the foregoing, Tenant may, without the consent of Landlord, assign or otherwise transfer in any manner its rights and obligations under this Lease: (1) to Tenant’s parent, subsidiary or affiliated entity, (2) in connection with any merger, acquisition or consolidation involving Tenant or the sale, transfer or other disposition of all or substantially all of Tenant’s assets (collectively, “Affiliated Transfer”). No assignment by Tenant will relieve Tenant of its liabilities or obligations under this Lease, provided that if Landlord and the assignee materially modify Tenant’s obligations under this Lease without Tenant’s consent, Tenant will not be liable for any obligations arising from any such material modification. For the avoidance of doubt, if Tenant is an entity whose stock or other ownership interests are publicly traded, the transfer of such stock or ownership interests is not, and will not be deemed to be, an assignment of this Lease, or if Tenant is ever privately held, the sale by Tenant of its stock or other ownership interests in a public offering of such stock or interests is not intended and will not be deemed an assignment of this Lease.

10. Assumption of Risk, Indemnification and Hold Harmless.

10.1. Tenant agrees to be responsible for, to indemnify, defend, protect and save Landlord and its agents, servants and employees harmless against and from any and all loss, including without limitation all liabilities, damages, claims, demands or expenses, including without limitation reasonable attorneys’ and experts’ fees, incurred by Landlord and/or Landlord’s agents, servants and employees arising out of or in connection with, and/or caused by: (i) Tenant’s use of or the condition of the Premises or the conduct of its business or from any activity, work or thing done, permitted or suffered by the Tenant in or about the Premises; (ii) any breach or Default in the performance of any obligations on Tenant’s part to be performed under the terms of this Lease; or (iii) any act, neglect, fault or omission of the Tenant, or of its agents or employees in connection with Tenant’s use of the Premises. Tenant upon notice from Landlord shall defend the same at Tenant’s expense by counsel reasonably satisfactory to Landlord. Tenant hereby assumes all risk of damage to property or injury to persons in, upon or about the Premises from any cause whatsoever, except that which is caused by the failure of Landlord to observe any of the terms and conditions of this Lease and such failure has persisted for an unreasonable period of time after written notice from Tenant to Landlord of such failure. The provisions of this Section 10.1 shall survive the expiration or earlier termination of this Lease.

10.2. Landlord agrees to be responsible for, to indemnify, defend, protect and save Tenant harmless from and against any and all loss, including without limitation all liabilities, damages, claims, demands or expenses, including without limitation reasonable attorneys’ and experts’ fees, arising out of, incurred by Tenant and/or Tenant’s agents, servants and employees in connection with, and/or caused by: (i) all claims arising from the gross negligence or willful misconduct of Landlord or the Landlord Parties, with respect to the Premises, Building and/or the Property; (ii) any environmental liability imposed upon Tenant as a result of an act or omission of Landlord or the Landlord Parties or arising out of the presence of Hazardous Materials which existed on, under or about the Building or Property as of the Commencement Date; and (iii) the breach of any warranty or covenant or the inaccuracy of any representation of Landlord contained in this Lease. The provisions of this Section 10.2 shall survive the expiration or earlier termination of this Lease.

11. Intentionally Omitted.

12. Environmental Provisions.

12.1. Asbestos Disclosure. Asbestos-containing materials may be present in portions of the Premises, generally in the form of sprayed-on or troweled-on coatings on structural members and ceilings, behind walls or inside finished support columns. Asbestos previously was a common component of floor tiles. It is important that asbestos-containing materials not be disturbed. Disturbed asbestos particles when airborne pose a serious health risk. Prior to undertaking any alterations, repairs or renovations to the Premises, Tenant shall inform Landlord of its intent to do so in order that Landlord may confirm that such alterations, repairs or renovations by Tenant shall not disturb asbestos-containing materials. In the course of such alterations, repairs or renovations, if asbestos-containing materials are present in the Premises, Tenant shall adopt all reasonable measures to remove or encapsulate asbestos-containing materials.

12.2. Hazardous Materials Provisions.

12.2.1. Hazardous Materials Covenants. Tenant shall at all times during the Lease Term comply with the following requirements: (a) Tenant shall not cause, permit or suffer any Hazardous Material (as hereafter defined) to be brought upon, treated, kept, stored, disposed of, discharged, released, produced, manufactured, generated, refined or used upon, about or beneath the Premises or the Property by Tenant, its agents, employees, contractors, invitees or licensees (collectively, “Tenant Parties”), except to the extent commonly used in the day to day operation of the Premises by Tenant in compliance with all Environmental Requirements (as hereafter defined). (b) Tenant agrees that all operations or activities upon, or any use or occupancy of the Premises, or any portion thereof, by Tenant or any Tenant Parties shall be in all respects in compliance with all Environmental Requirements then governing or in any way relating to the generation, handling, manufacturing, treatment, storage, use, transportation, release, spillage, leakage, dumping, discharge or disposal of any Hazardous Materials. (c) Tenant shall, at its sole costs and expense, promptly take all actions required by any federal, state or local governmental agency or political subdivision to mitigate Environmental Damages (as hereafter defined) which arise directly or indirectly from or in connection with the presence, suspected presence, release or suspected release of any Hazardous Material in or into the air, soil, surface water or groundwater at, on, about, under or within the Premises or Property, or any portion thereof, by Tenant or Tenant Parties. Such actions shall include, if required by any such governmental agency or political subdivision, but not be limited to, the investigation of the environmental condition of the Premises, the Building or any portion of the Property adversely affected by Tenant’s breach of any of the provisions of this paragraph (the “Affected Property”), and the preparation of and performance of any cleanup, remediation, containment, operation, maintenance, monitoring or restoration work, whether on or off of the Affected Property. Tenant shall take all actions required by any federal, state or local governmental agency or political subdivision to restore the Affected Property to the condition existing prior to the introduction of Hazardous Material upon, about or beneath the Affected Property in accordance with the standard of remediation imposed by Applicable Law. Tenant shall proceed continuously and diligently with such investigatory and remedial actions, provided that in all cases such actions shall be in accordance with all applicable requirements of governmental entities. Any such actions shall be performed in a good, safe and workmanlike manner by one or more contractors selected by Tenant, and approved in advance in writing by Landlord, and under the supervision of a consulting engineer, selected by Tenant and approved in advance in writing by Landlord, and shall minimize any impact on the business conducted at the Property. Tenant shall pay all costs in connection with such investigatory and remedial activities, including but not limited to the charges of such contractor(s) and consulting engineer, all power and utility costs, any and all taxes or fees that may be applicable to such activities, and Landlord’s reasonable attorneys’ fees, paralegals’ fees and costs incurred in connection with monitoring or review of such investigatory and remedial activities. Tenant shall promptly provide to Landlord copies of testing results and reports that are generated in connection with the above-mentioned activities. Promptly upon completion of such investigation and remediation, Tenant shall permanently seal or cap all monitoring wells and test holes to industrial standards in compliance with Applicable Laws, remove all associated equipment, and restore the Affected Property to the maximum extent possible, which shall include, without limitation, the repair of any surface damage, including paving, caused by such investigation or remediation hereunder. (d) If Tenant shall become aware of or receive notice or other communication concerning any actual, alleged, suspected or threatened violation of Environmental Requirements, or liability of Tenant for Environmental Damages in connection with the Premises or activities of any person thereon, then Tenant shall deliver to Landlord, within ten (10) days of the receipt of such notice or communication by Tenant, a written description of said violation, liability, correcting information or actual or threatened event or condition, together with copies of any documents evidencing same. Receipt of such notice shall not be deemed to create any obligation on the part of Landlord to defend or otherwise respond to any such notification. (e) Tenant shall promptly provide to Landlord the results of any tests and copies of all registration permits regarding any underground storage tanks located on the Premises and Tenant shall comply with same. (f) In the event of any Default arising under Section 12 of this Lease, Landlord shall have the right in its sole and absolute discretion, but not the duty, to enter upon the Premises at any reasonable time, at the expense of Tenant, to conduct an inspection thereof, including invasive tests, and the activities conducted thereon to determine compliance with all Environmental Requirements and the existence of any Environmental Damages as a result of the condition of the Premises or any surrounding properties and activities thereon. Tenant hereby grants to Landlord, and the agents, employees, consultants and contractors of Landlord, the right to enter upon the Premises and to perform such tests thereon or therein as are necessary to conduct such reviews and investigations in accordance with the preceding sentence. Landlord shall use its best efforts to minimize interference with the business of Tenant and to restore the Premises to its previous condition, but Landlord shall not be liable for any interference caused thereby or any failure to restore if Landlord reasonably determines that it is not economically practicable.

12.2.2. Hazardous Materials Definitions. The following terms shall have the meanings ascribed to them: (a) “Environmental Damages” means all claims, judgments, damages (including, without limitation, punitive damages), losses, penalties, fines, liabilities (including strict liability), encumbrances, liens, costs, and expenses of investigation and defense of any claim, whether or not such is ultimately defeated, and of any settlement or judgment, of whatever kind or nature, contingent or otherwise, matured or unmatured, foreseeable or unforeseeable, including without limitation, reasonable attorneys’ fees and paralegals’ fees and disbursements and consultants’ fees, any of which are incurred at any time during or after the Lease Term directly from or in connection with the presence, suspected presence, release or suspected release of any Hazardous Material in or into the air, soil, surface water or groundwater at, on, about, under or within the Premises, Building or Property, or any portion thereof, or any surrounding properties, by Tenant or Tenant Parties and including, without limitation: (i) Damages for personal injury, or injury to the Premises, Building or Property or natural resources occurring upon or off of the Property, foreseeable or unforeseeable, including, without limitation, lost profits, consequential damages, the cost of demolition and rebuilding of any improvements on the Property, interest and penalties including but not limited to claims brought by or on behalf of employees of Tenant, with respect to which Tenant waives, for the benefit of Landlord only, any immunity to which Tenant may be entitled under any industrial or worker’s compensation laws; (ii) diminution in the value of the Property or any part thereof, and damages for the loss of or restriction on the use of or adverse impact on the marketing of rentable or usable space or of any amenity of the Property; (iii) reasonable fees incurred for the services of attorneys, consultants, contractors, experts, laboratories and all other costs incurred in connection with the investigation, cleanup or remediation of such Hazardous materials or violation of Environmental Requirements including, but not limited to, the performance of any cleanup, remedial, removal, abatement, containment, closure, restoration or monitoring work required by any federal, state or local governmental agency or political subdivision, or reasonably necessary to restore the Affected Property in accordance with the standard of remediation imposed by applicable law or otherwise expended in connection with such conditions, and including, without limitation, any attorneys’ fees, paralegals’ fees and costs incurred in enforcing this Lease or collecting any sums due hereunder; and (iv) liability to any person or entity to indemnify such person or entity for costs expended in connection with items described in subpart (iii) next above. (b) “Environmental Requirements” means all applicable present and future statutes, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, plans, authorizations, concessions, franchises and similar items, of all governmental agencies, departments, commissions, boards, bureaus or instrumentalities of the United States, states and political subdivisions thereof and all applicable judicial and administrative and regulatory decrees, judgments and orders relating to the protection of human health or the environment including, without limitation: (i) all requirements, including but not limited to, those pertaining to reporting, licensing, permitting, investigation and remediation of emissions, discharges, releases or threatened releases of Hazardous Materials, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials; and (ii) all requirements pertaining to the protection of the health and safety of employees or the public. (c) “Hazardous Materials” means any substance: (i) the presence of which requires investigation or remediation under any federal, state or local statute, regulation, rule, ordinance, order, action or policy; or (ii) which is or becomes defined as a “hazardous waste” or “hazardous substance” or “pollutant” or “contaminant” under any federal, state or local statute, regulation, rule, or ordinance or amendments thereto including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. Section 9601 et seq.) or the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.); or (iii) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous and is or becomes regulated by any governmental authority, agency, department, commission, board, agency or instrumentality of the United States, any State of the United States, or any political subdivision thereof; or (iv) the presence of which on the Property causes or threatens to cause a nuisance upon the Property or to adjacent properties or poses or threatens to pose a hazard to the Property or the health or safety of persons on or about the Property; or (v) which contains, without limitation, gasoline, diesel fuel or other petroleum hydrocarbons or volatile organic compounds; or (vi) which contains, without limitation, polychlorinated biphenyls (PCB’s) or asbestos or asbestos-containing materials or urea formaldehyde foam insulation; or (vii) which contains or consists of, without limitation, radon gas.

12.2.3. Representations and Warranties in Regard to Hazardous Materials. Tenant represents and warrants as follows: (a) Tenant shall obtain any and all permits, licenses and other authorizations which may be required under all Environmental Requirements, including laws relating to emissions, discharges, release or threatened releases of Hazardous Materials into the environment (including ambient air, surface water, ground water or land) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials; (b) Tenant shall not construct, place, deposit, store, dispose of nor locate on the Premises or the Property, any PCB’s, transformers, capacitors, ballasts, or other equipment which contains dielectric fluid containing PCB’s, or any asbestos or asbestos-containing materials or any insulation material containing urea formaldehyde or any radon gas. Landlord represents and warrants that, to the best of Landlord’s actual knowledge and without duty of inquiry, Landlord, as of the Lease Date, has no knowledge of (x) the presence of any Hazardous Materials at, on or under the Building or the Property; or (y) the violation of any Environmental Requirements in connection with the Building and/or the Property.

12.2.4. Indemnification. Subject to the terms of Section 10, Tenant agrees to indemnify, reimburse, defend, exonerate, pay and hold harmless: (a) Landlord, its affiliates and any other person or entity which holds or which may hereafter have an interest in this Lease; and (b) the directors, officers, shareholders, partners, employees and agents of Landlord and any other person or entity which has or which may hereafter hold an interest in this Lease, from and against any and all Environmental Damages arising in any manner whatsoever out of the violation of or non-compliance with any Environmental Requirements by Tenant or the Tenant Parties, or the breach of any warranty or covenant or the inaccuracy of any representation of Tenant contained in this Lease.

12.2.5. Survival. Each of the covenants, representations and warranties of Tenant contained in this Section 12 of this Lease shall survive the termination or earlier expiration of this Lease. Notwithstanding anything to the contrary contained in this Lease, Landlord and Tenant acknowledge and agree that Tenant shall not be liable for Environmental Damages or any violation of Environmental Requirements in connection with the Premises, Building and/or the Property arising or occurring prior to the Commencement Date.

12.3. Radon Disclosure. RADON GAS: Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from the Tenant’s County Public Health Unit.

13. Americans with Disabilities Act. Landlord and Tenant acknowledge that the Americans with Disabilities Act of 1990 (42 U.S.C. Section 12101 et seq.) and regulations and guidelines promulgated thereunder, as all of the same may be amended from time to time (collectively referred to herein as the “ADA”) establish requirements under Title III of the ADA (“Title III”) pertaining to business operations, accessibility and barrier removal, and that such requirements may be unclear and may or may not apply to the Premises, Building or the Property depending upon, among other things: (i) whether Tenant’s business operations are deemed a “place of public accommodation” or a “commercial facility”, (ii) whether compliance with such requirements is “readily achievable” or “technically infeasible”, and (iii) whether a given alternative affects a “primary function area” or triggers so-called “path of travel” requirements. Landlord and Tenant acknowledge and agree that Tenant has been provided an opportunity to inspect the Premises, the Building and Property sufficient to determine whether or not the Premises, Building and Property in their condition current as of the Lease Date deviate in any manner from the ADA Accessibility Guidelines (“ADAAG”) or any other requirements under the ADA pertaining to the accessibility of the Premises, Building or Property. Tenant further acknowledges and agrees that except as may otherwise be specifically provided herein, Tenant accepts the Premises, Building and Property in “as is” condition and agrees that Landlord makes no representation or warranty as to whether the Premises, Building or Property conform to the requirements of the ADAAG or any other requirements under the ADA pertaining to the accessibility of the Premises, Building or Property. If Landlord’s Work is to be performed pursuant to this Lease, Tenant has reviewed the plans and specifications for the Landlord’s Work and has independently determined that such plans and specifications are in conformance with ADAAG and any other requirements of the ADA and all other laws, rules and regulations applicable to the Landlord’s Work. Tenant further acknowledges and agrees that to the extent that Landlord prepared, reviewed or approved any of those plans and specifications, such action shall in no event be deemed any representation or warranty that the same comply with any requirements of the ADA. Notwithstanding anything to the contrary in this Lease, Landlord and Tenant agree to allocate responsibility for Title III compliance as follows: (a) Tenant shall be responsible for all Title III compliance (other than “path of travel” requirements which shall be addressed as provided in (b) next below) and costs in connection with the Premises, including structural work, if any, and including any leasehold improvements or other work to be performed in the Premises under or in connection with this Lease (other than Landlord’s Work), and (b) Landlord shall perform, and Tenant shall be responsible for the cost of, any so-called Title III “path-of-travel” requirements triggered by any construction activities or alterations in the Premises (other than if so triggered by Landlord’s Work); the intent for the foregoing sentence being that any and all Title III compliance issues (and the costs and expenses associated therewith) arising in connection with Landlord’s Work shall be borne solely by Landlord. Except as set forth above with respect to Landlord’s Title III obligations, Tenant shall be solely responsible for all other requirements under the ADA relating to the Tenant or any affiliates or persons or entities related to the Tenant or the Premises, including, without limitation, requirements under Title I of the ADA pertaining to Tenant’s employees.

14. Destruction and Condemnation.

14.1. Fire or Other Casualty. In the event of (i) a partial destruction of the Premises or the Building during the Lease Term which requires repairs to either the Premises or the Building, or (ii) the Premises or the Building being declared unsafe or unfit for occupancy by any authorized public authority for any reason other than Tenant’s act, use or occupation, which declaration requires repairs to either the Premises or Building, Landlord will determine whether to make repairs and notify Tenant within thirty (30) days thereof, but such partial destruction shall in no way serve to annul or void this Lease, except that Tenant shall be entitled to a proportionate reduction of Rent from the date of such fire or casualty through the date Landlord completes the repairs (if Landlord elects to make such repairs). The proportionate reduction is to be based upon the extent to which the making of repairs shall interfere with the business carried on by Tenant in the Premises. In the event that Landlord elects not to make repairs or repairs cannot be made within forty-five (45) days after Landlord notifies Tenant of Landlord election to make such repairs, either party may terminate this Lease upon ten (10) days’ written notice. A total destruction, including any destruction required by any authorized governmental authority, of either the Premises or the Building shall automatically terminate this Lease, in which event the Security Deposit shall be promptly returned to Tenant and both parties shall be released of any further obligations hereunder. Landlord shall not be required to repair any property installed in the Premises by Tenant nor to repair any portion of the Premises for which insurance proceeds are not paid to Landlord. Tenant waives any right under applicable laws inconsistent with this paragraph. Nothing herein shall authorize abatement or reduction of rent because of total or partial destruction arising out of the negligent or willful acts of omission or commission by Tenant.

14.2. Condemnation. If any part of the Premises shall be taken or condemned for a public or quasi-public use, and a part thereof remains which is suitable for occupation hereunder, this Lease shall, as to the part so taken, terminate as of the date title shall vest in a condemnor, and the Rent payable hereunder shall be adjusted so that the Tenant shall be required to pay for the remainder of the Term only such portion of such Rent as the number of square feet in the part remaining after the condemnation bears to the number of square feet in the entire Premises at the date of condemnation; but, in such event, Landlord shall have the option to terminate this Lease as of the date when title to the part so condemned vests in a condemnor. If all or any part of the Premises shall be taken or condemned so that there does not remain a portion suitable for occupation, or all or any part of the Property shall be taken or condemned such that Tenant’s access to the Premises and/or parking is materially and adversely affected, this Lease shall thereupon terminate, the Security Deposit shall be promptly returned to Tenant and both parties shall be released of any further obligations hereunder. If all or a part of the Premises and/or Property be taken or condemned, all compensation awarded upon such condemnation or taking shall go to the Landlord and the Tenant shall have no claim thereto, and the Tenant hereby irrevocably assigns and transfers to the Landlord any right to compensation or damages to which the Tenant may be entitled during the Term hereof by reason of the condemnation of all, or a part, of the Premises, except for any condemnation award, separate from Landlord’s award, for Tenant’s FF&E, trade fixtures, moving expenses, and the unamortized cost of any improvements or alterations to the Premises made by and paid for by Tenant.

15. Defaults and Remedies.

15.1. Events of Default. The following events shall be deemed to be events of default by Tenant under this Lease (each, a “Default”): (i) Tenant shall fail to pay any Rent or any other sums of money due hereunder and such failure shall continue for a period of seven (7) days after Tenant receives written notice from Landlord that date such sum is past due; (ii) Tenant shall fail to comply with any provisions of this Lease or any other agreement between Landlord and Tenant, all of which terms, provisions and covenants shall be deemed material and Tenant fails to remedy such failure to comply within fifteen (15) days after receipt of written notice thereof from Landlord specifying the failure (or such additional period, if any, as may be reasonably required to cure the failure if the failure reasonably cannot be cured within fifteen (15) day period, provided Tenant commences to cure within fifteen (15) days after receipt of written notice and thereafter diligently pursues such cure to completion but in no event shall any such cure period be greater than a thirty (30) day period); (iii) the leasehold hereunder demised shall be taken on execution or other process of law in any action against Tenant; (iv) Tenant shall fail to promptly move into, take possession of, and operate its business on the Premises when the Premises are ready for occupancy or shall cease to do business in or abandon any substantial portion of the Premises while also in Default of the payment of Rent; (v) Tenant shall become insolvent or unable to pay its debts as they become due, or Tenant notifies Landlord that it anticipates either condition; (vi) Tenant takes any action to, or notifies Landlord that Tenant intends to file a petition under any section or chapter of the United States Bankruptcy Code and rules and regulations promulgated thereunder, or under any similar law or statute of the United States or any state thereof, or a petition shall be filed against Tenant under any such statute or Tenant or any creditor of Tenant notifies Landlord that it knows such a petition will be filed or Tenant notifies Landlord that it expects such a petition to be filed; (vii) a receiver or trustee shall be appointed for Tenant’s leasehold interest in the Premises or for all or a substantial part of the assets of Tenant.

15.2. Remedies. In the event of any Default or breach by Tenant as set forth in Section 14.1 above past any applicable notice and cure period, then, in such event, Landlord shall have the option to pursue any one or more of the following remedies:

15.2.1. Landlord shall have the right to cancel and terminate this Lease and dispossess Tenant.

15.2.2. Landlord shall have the right without terminating or canceling this Lease to declare all amounts and rents due under this Lease for the remainder of the existing Lease Term (or any applicable extension or renewal thereof) to be immediately due and payable, and thereupon all rents and other charges due hereunder to the end of the initial term, shall be accelerated, with all such accelerated amounts to be reduced to their present value (based on a discount rate equal to the WSJ Prime Rate).

15.2.3. Landlord may elect to enter and repossess the Premises and relet the Premises for Tenant’s account, holding Tenant liable in damages for all reasonable expenses incurred by Landlord in any such reletting and for any difference between the amount of rent and other sums received from such reletting and the amounts that are due and payable under the terms of this Lease.

15.2.4. Landlord may enter upon the Premises or otherwise take any reasonable actions necessary to cure Tenant’s failure to perform Tenant’s obligations under the terms of this Lease. Tenant agrees to reimburse Landlord on demand for any reasonable expenses which Landlord may incur in effecting compliance with Tenant’s obligations under this Lease and Tenant further agrees that Landlord shall not be liable for any damages resulting to the Tenant from such action, other than any claims arising out of the gross negligence or willful misconduct of Landlord and/or the Landlord Parties.

15.2.5. All such remedies of Landlord shall be cumulative, and, in addition, Landlord may pursue any other remedies that may be permitted by law or in equity. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of Default shall not be deemed or construed to be a waiver of such Default.

15.2.6. In addition to the specific remedy or remedies elected by Landlord in the event of Tenant’s Default, Landlord shall be entitled to recover from Tenant all reasonable damages incurred by Landlord by reason of Tenant’s Default, including but not limited to, the cost of recovering possession of the Premises; expenses of reletting, including necessary renovations and alterations of the Premises; and all court costs and reasonable attorneys’ fees and paralegals’ fees and other costs and expenses; and that portion of the leasing commission paid by Landlord applicable to the unexpired term of this Lease. Unpaid installments of Rent or other sums shall bear interest from the due date thereof at the maximum lawful rate.

15.2.7. The remedies provided to Landlord shall be enforceable to the maximum extent not prohibited by applicable law, and the unenforceability of any portion hereof shall not thereby render unenforceable any other portion.

15.3. Abandonment of Premises. Landlord and Tenant agree that, for the purposes of this Lease, abandonment of the Premises shall have occurred if (i) the Landlord reasonably believes that the Tenant has been absent from the demised premises for a period of thirty (30) consecutive days, and (ii) the Rent is not current past any applicable notice and cure period and (iii) ten (10) days have elapsed since service of a default notice in writing by Landlord upon Tenant requiring payment of Rent or the possession of the Premises.

15.4. Waiver of Jury Trial. Landlord and Tenant hereby waive trial by jury in any action, proceeding or counter-claim brought by either of the parties hereto against the other on any matter arising out of or in any way connected with this Lease.

15.5. Holdover by Tenant. If Tenant should remain in possession of the Premises after the expiration of the Lease Term, then such holding over shall be construed as a tenancy at sufferance at 150% of the Annual Minimum Rent set forth in Section 1.1. hereof, and subject to all other conditions, provisions and obligations of this Lease insofar as the same are applicable to a tenancy at sufferance.

15.6. Landlord’s Right to Cure Defaults. The Landlord may, but shall not be obligated to, cure at any time, without notice, any Default by the Tenant under this Lease; and, whenever the Landlord so elects, all costs and expenses incurred by the Landlord in curing such Default, including, without limitation, reasonable attorney’s fees, together with interest on the amount of costs and expenses so incurred at the maximum lawful rate, shall be paid by the Tenant to the Landlord on demand and shall be recoverable as Rent.

15.7. Waiver. The waiver by Landlord of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any other or any subsequent or continuing breach of the same. The subsequent acceptance or Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such Rent.

15.8. Landlord’s Default. Landlord shall be deemed to be in default of this Lease if Landlord fails to satisfy any of its obligations under this Lease and does not cure its failure within thirty (30) days after receipt of written notice thereof (or such additional period, if any, as may be reasonably required to cure the failure if the failure reasonably cannot be cured within said thirty (30) day period, provided Landlord commences to cure within thirty (30) days after receipt of written notice and thereafter diligently pursues such cure to completion). If Landlord fails to cure any such default as aforesaid, then, in addition to all other rights and remedies available to Tenant at law or in equity, Tenant may elect to cure Landlord’s default and invoice Landlord for the reasonable costs and expenses incurred by Tenant in connection therewith.

16. Miscellaneous Provisions.

16.1. Notice. Any notice or demand from the Landlord to the Tenant or from the Tenant to the Landlord shall be in writing and shall be deemed duly delivered if mailed by certified mail, return receipt requested, addressed, if to the Tenant, at the address of the Tenant or such other address as the Tenant shall have last designated by written notice to the Landlord; if to the Landlord, at the address of the Landlord or such other address as the Landlord shall have last designated by written notice to the Tenant. Notices shall be deemed delivered when mailed in the manner prescribed above.

16.2. Estoppel Certificate. Each party agrees that it will within ten (10) days following written notice by the other party, execute, acknowledge and deliver to the requesting party a statement in writing certifying that this Lease is unmodified and in full force and effect, or setting forth any such modifications, and the dates to which the Rent and all other payments due hereunder from the Tenant have been paid, the amount of the Security Deposit then remaining and the amount of any payments paid by Tenant in advance, and stating whether or not, to the best knowledge of the party providing the estoppel, the requesting party is in default in the performance of any covenant, agreement or condition contained in this Lease and, if so, specifying each such default. The failure of each party to execute, acknowledge and deliver to the other a statement in accordance with the provisions of this Section after delivery of a second notice to the non-requesting party and an additional ten (10) days to deliver such statement to the requesting party will constitute a breach of this Lease by the such party.

16.3. Applicable Law and Construction. The laws of the State of Florida shall govern the validity, performance and enforcement of this Lease. The covenants and undertakings contained herein are independent, not dependent covenants, and the invalidity or unenforceability of any provision of this Lease shall not affect or impair any other provision. All negotiations, considerations, representations and understandings between the parties are incorporated into this Lease. The headings of the several articles and sections contained herein are for convenience and do not define, limit or construe the contents of such articles or sections.

16.4. Cancellation. If the Landlord shall be unable to deliver the Premises, Landlord shall notify Tenant of such fact, and upon such notice to Tenant, this Lease shall cease and be deemed canceled as of that date. Upon any such cancellation, this Lease shall be of no further force and effect and neither party shall have any right or claim hereunder against the other, except that the Landlord shall be required to return to the Tenant, upon such cancellation, the Security Deposit and the monthly installment of the Rent as deposited upon execution of this Lease. Tenant shall not be entitled to interest on such sum.

16.5. Subordination.

16.5.1. This Lease is subject and subordinate to any ground lease, mortgage, deed of trust, or any other hypothecation for security now or hereafter placed upon the Property, and to any and all advances on the security thereof, and to all renewals, modifications, consolidations, replacements and extensions thereof. In confirmation of such subordination, the Tenant shall promptly execute any certificate that the Landlord may request. The Tenant hereby constitutes and appoints the Landlord as the Tenant’s attorney-in-fact to execute any such certificate or certificates for and on behalf of the Tenant if Tenant fails to execute same within twenty (20) days after receipt of Landlord’s written request therefor.

16.5.2. At the option of the Landlord, or any successor Landlord or the holder of any mortgage affecting the Premises, the Tenant agrees that neither the foreclosure of a mortgage affecting the Premises nor the institution of any suit, action, summary or other proceeding against the Landlord herein, or any successor Landlord, or any foreclosure proceeding brought by the holder of any such mortgage to recover possession of the Property shall, by operation of law or otherwise, result in the cancellation or termination of this Lease, and upon the request of Landlord, any successor Landlord or the holder of such mortgage, Tenant covenants and agrees to execute an instrument in writing satisfactory to Landlord, successor Landlord, or to the holder of such mortgage, or to the purchaser of the mortgaged premises in foreclosure, whereby Tenant attorns to such successor in interest; provided, however, that such instrument also contains language stating that Tenant’s possession of the Premises shall not be disturbed, Tenant shall not be deprived of Tenant’s rights under the Lease, and Tenant’s obligations under the Lease shall not increase. No mortgagee or purchaser at foreclosure sale shall be liable to Tenant or subject to off sets or defenses arising as a result of acts or omissions of a prior Landlord.

16.6. Landlord’s Liability. The liability under this Lease of Landlord shall be limited to its interest in the Building of which the Premises are a part; and Tenant, its successors and assigns, hereby waive all rights to proceed individually against Landlord or any of Landlord’s partners, officers, directors or shareholders. The term “Landlord”, as used in this Section, shall mean only the owner or owners at the time in question of the fee simple title to the Property, and in the event of any transfer of such title or interest Landlord (and in case of any subsequent transfers, the then grantor) shall be relieved from and after the date of such transfer of all liability with respect to Landlord’s obligations under this Lease, provided that any funds in the hands of Landlord (or then grantor at the time of such transfer) in which Tenant has an interest, shall be delivered to the grantee. The obligations to be performed by Landlord shall, subject to the foregoing, be binding on Landlord’s successors and assigns only during their respective periods of ownership, and no successor Landlord shall have liability to Tenant with respect to defaults hereunder occasioned by the acts or omissions of any predecessor Landlord.

16.7. No Oral Changes. This Lease shall not be changed or terminated orally, but only upon an agreement in writing signed by the parties hereto.

16.8. No Representation by Landlord. The Landlord and the Landlord’s agents have made no representations, warranties or promises with respect to the Premises, Building or Property, except as herein expressly set forth. This Lease specifically supersedes any prior written or oral communications between Landlord and Tenant or any of their agents.

16.9. Parking. The Tenant shall be entitled to park in common with other tenants of the Property. Tenant is allocated 5 unreserved parking spaces per 1,000 square feet of rentable area of the Premises (the “Parking Ratio”). Tenant agrees not to overburden the parking facilities and agrees to cooperate with Landlord and other tenants in the use of the parking facilities. Landlord reserves the right, in its commercially reasonable discretion, to allocate parking spaces among Tenant and other tenants of the Property, or to assign parking; provided, however, that in no such event shall Tenant’s Parking Ratio be decreased as a result thereof.

16.10. Recording of Lease. Neither this Lease nor any memorandum or notice hereof shall be recorded by Tenant. However, it may be recorded by Landlord at Landlord’s option. If this Lease, or any memorandum or notice hereof is recorded by the Tenant without Landlord’s prior written consent, such recordation may be declared by Landlord as a material event of default by Tenant hereunder.

16.11. Notice to Mortgagee and Opportunity to Cure. Tenant agrees to give any mortgagee(s) of the Property, by certified mail, a copy of any Notice of Default served upon the Landlord, provided that prior to such Notice, Tenant has been notified in writing (by way of Notice of Assignment of Rents and Leases, or otherwise), of the addresses of such mortgagee(s). Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the mortgagee(s) shall have an additional thirty (30) days within which to cure such default, or if such default cannot be cured within that time, then such additional time as may be necessary if within such thirty (30) days the mortgagee(s) has commenced and is diligently pursuing the remedies necessary to cure such default (including, but not limited to, commencement of foreclosure proceedings, if necessary to effect such cure), in which event this Lease shall not be terminated while such remedies are being so diligently pursued.

16.12. Relocation of Tenant. Landlord, at its sole expense, on at least one hundred eighty (180) days prior written notice, may require Tenant to move from the Premises to another suite in the Building of comparable size and décor in order to permit Landlord to consolidate the Premises with other adjoining space or to be leased to another tenant in or coming into the Building. In the event of any such relocation, Landlord will pay all expenses of preparing and decorating the new premises so that they will be substantially similar to the Premises, and Landlord shall also pay the expense of moving Tenant’s furniture and equipment to the relocated premises and actual out of pocket costs incurred by Tenant in changing Tenant’s stationary, website and other printed marketing material to reflect the relocated premises. Occupancy of the relocated Premises shall be under and pursuant to the terms of this Lease; provided, however, that Tenant’s Annual Minimum Rent and Additional Rent at the relocation premises shall not increase as a result of such relocation.

16.13. Joint Obligation. If there is more than one party or person executing this Lease as Tenant, the obligations hereunder imposed upon Tenant shall be joint and several among all parties or persons executing this Lease as Tenant.

16.14. Time. Time is of the essence of this Lease and each and all of its provisions in which performance is a factor.

17. Brokerage Commission. Each party represents and warrants to the other that it has dealt with no broker, agent, or other person representing in connection with this Lease other than Coughlin Commercial (“Tenant Broker”), and Landlord’s broker, Tower Realty Partners, Inc. (“Landlord Broker”), and each party shall indemnify and hold the other harmless from and against any and all claims by any other broker, agent, or other person claiming a commission or other form of compensation by virtue of having dealt with the indemnifying party in connection with the negotiation and execution of this Lease, including all costs, expenses and liabilities incurred by the indemnified party in connection with any such claim, including, without limitation, attorneys’ fees and expenses. Tenant Broker and Landlord Broker will be compensated by Landlord through a separate agreement for any fee or commission that may be due and payable to Tenant Broker or Landlord Broker by virtue of its involvement in this Lease and Landlord shall indemnify Tenant from any claims by Tenant Broker and/or Landlord Broker in connection with Landlord’s failure to pay any fees or commissions owed to Tenant Broker and/or Landlord Broker in connection with this Lease.

17.1. Landlord’s Lien. Landlord hereby waives and releases any liens which Landlord may have against Tenant’s owned or leased personal property, trade fixtures or equipment or against Tenant’s merchandise, cash or accounts receivable, whether such lien is statutory, constitutional or contractual, or arises out of operation of law or otherwise. Upon Tenant’s request, Landlord shall promptly execute such documents and instruments as Tenant may reasonably request to confirm and further evidence and effect the provisions of this Section 17.1.

17.2. Quiet Possession. Upon Tenant paying the Rent reserved hereunder and observing and performing all of the covenants, conditions and provisions on Tenant’s part to be observed and performed hereunder, Tenant shall have quiet possession of the Premises for the entire Lease Term.

17.3. Force Majeure. In the event that either Landlord or Tenant shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of weather-related delays, strikes, lock-outs, labor troubles, inability to procure labor, inability to procure materials or equipment or reasonable substitutes therefore, failure of power, fire or other casualty, restrictive government laws or regulations, judicial orders, enemy or hostile government actions, riots, insurrection or other civil commotions, war or other reason of a like nature not at the fault of the party delayed in performing any act as required under the terms of this Lease (“Force Majeure”), then performance of such act shall be excused for the period of delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay.

17.4. Addendum. See Exhibit G attached hereto and fully incorporated herein (the “Addendum”) for special provisions relating to this Lease. In the event any provision of the Addendum conflicts with other provisions of this Lease, the conflicting provision of the Addendum shall control, but only to the extent of such conflict.

IN WITNESS WHEREOF, the Landlord and the Tenant have hereunto executed this Lease as of the day and year first above written. Individuals signing on behalf of an entity warrant that they have the authority to bind that entity. This Lease shall be binding upon the undersigned, and the successors, heirs, executors and administrators of the undersigned, and shall inure to the benefit of the Landlord and Tenant, and their respective successors and assigns.

Signed, sealed and delivered In the presence of: /s/ Cori Hayes Print Name: Cori Hayes /s/ Kelsey Hamilton Print Name: Kelsey Hamilton	LANDLORD: CIO UNIVERSITY TECH, LLC, a Delaware limited liability company By: /s/ James Farrar Printed Name: James Farrar Date: April 20, 2018

Signed, sealed and delivered In the presence of: WITNESS: /s/ Alan Symmons Print Name: Alan Symmons /s/ Dorothy M Cipolla Print Name: Dorothy M Cipolla	TENANT: LIGHTPATH TECHNOLOGIES, INC., a Delaware corporation By: /s/ J. James Gaynor Printed Name: J. James Gaynor Date: April 20, 2018

EXHIBIT “A”

Site Plan

Landlord _jf_____

Tenant __jg______

EXHIBIT “B”

Landlord’s Work

This Exhibit B is attached to and made a part of that certain Lease Agreement dated as of March ___, 2018 (the “Lease”) between CIO UNIVERSITY TECH, LLC, a Delaware limited liability company (“Landlord”) and LIGHTPATH TECHNOLOGIES, INC., a Delaware corporation (“Tenant”).

1. Authorized Representatives. Tenant designates Robert Kalinowski (“Tenant’s Authorized Representative”) as the person authorized to approve in writing all plans, drawings, specifications, change orders, charges and approvals pursuant to this Exhibit (and the act of either of the aforenamed persons shall be sufficient to bind Tenant). Tenant may designate a substitute Tenant’s Authorized Representative by written notice to Landlord. Landlord shall not be obligated to respond to any instructions, approvals, changes, or other communications from anyone claiming to act on Tenant’s behalf other than Tenant’s Authorized Representative. All referenced in this Exhibit to actions taken, approvals granted, or submissions made by Tenant shall mean that such actions, approvals or submissions have been taken, granted or made, in writing, by Tenant’s authorized Representative acting for Tenant.

2. Landlord’s Work. Landlord shall complete the Landlord’s Work agreed upon by Landlord and Tenant pursuant to Section 3.1 of the Lease. Landlord’s Work shall be done using building standard materials (unless otherwise specified in the approved Space Plan), in a good, workmanlike, lawful and lien-free manner, and in compliance with all applicable laws, including, without limitation, the Americans with Disabilities Act, and Landlord represents and warrants to Tenant that the Premises shall comply with all applicable laws as of the Commencement Date. Landlord shall not deviate from the approved Space Plan without Tenant’s prior written consent, which consent may be withheld in Tenant’s sole and absolute discretion.

3. Tenant’s Work. Tenant shall, at its own expense be responsible for installing all low voltage wiring and devices, including, without limitation, alarm, security, local access, data, and telephone cabling (collectively, “Tenant’s Work”). Subject to Tenant complying with the insurance requirements set forth in the Lease and provided Tenant does not interfere with Landlord’s construction of the Landlord’s Work, Tenant shall be granted access to the Premises prior to the Commencement Date for the sole purpose of completing the Tenant’s Work and installing Tenant’s desired furniture, fixtures and equipment; provided, however, that Tenant’s access for the performance of Tenant’s Work and installation of Tenant’s furniture, fixtures and equipment shall not be deemed to be Tenant’s acceptance or possession of the Premises.

4. Architect and Engineers. Landlord shall engage its architect and engineer as needed to prepare final plans and specifications based on the approved Preliminary Space Plan. Landlord shall engage the general contractor for the construction of the Landlord’s Work (the “Contractor”). Landlord shall, as part of the TI Contribution, engage its own architect for space planning services.

Landlord _jf_____

Tenant __jg______

5. TI Contribution. Landlord shall provide an allowance toward the cost of design and construction of the Landlord’s Work (other than the Renovations which shall be performed at Landlord’s sole cost and expense) in the amount of Twenty-Five and 0/100 Dollars ($25.00) per rentable square foot of the Premises (containing 12,378 square feet), for a total of Three Hundred Nine Thousand Four Hundred Fifty and 0/100 Dollars ($309,450.00) (the "TI Contribution").

6. Improvements Allowance. Landlord shall pay the costs of the construction and planning of the Landlord’s Work (other than the Renovations) from the TI Contribution with Tenant being responsible to reimburse Landlord for (i) any costs in excess thereof; or (ii) the costs of any upgrades thereto; provided that Tenant has requested or approved such excess costs or upgrades in writing (together the “Excess TI Contribution”). Tenant’s reimbursement to Landlord of the Excess TI Contribution shall be paid on or before thirty (30) days following Landlord’s delivery of an invoice or invoices to Tenant evidencing said amounts. Notwithstanding the foregoing, Landlord may deliver invoices to Tenant as the Landlord’s Work progresses and shall not be required to wait for Substantial Completion of Landlord’s Work prior to delivering an invoice for the Excess TI Contribution. All hard and soft construction costs shall be paid from the TI Contribution and Landlord shall charge a three percent (3%) construction management fee to be paid from the TI Contribution. In the event that the final cost of the Landlord’s Work is less than the TI Contribution, the amount by which the TI Contribution exceeds the final cost of the Landlord’s Work (the “Remaining Allowance”) shall be applied in whole to reduce the Tenant’s obligation for Monthly Minimum Rent commencing on the Commencement Date and continuing thereafter until the Remaining Allowance has been fully applied. The Remaining Allowance as applied to Monthly Minimum Rent shall be applied in whole and shall not be divided and used over the Term of the Lease.

7. Change Orders. Tenant may request changes or additions to the final scope of work after the final scope of work has been prepared, reviewed, and approved by Tenant and Landlord (each a “Tenant Change Order”); provided, however, any such Tenant Change Order shall require Landlord’s consent, which shall not be unreasonably withheld, conditioned, or delayed, and such Tenant Change Order shall be signed by both Landlord and Tenant in order for such Tenant Change Order to be effective. Landlord may not make any substitutions without Tenant’s prior written consent, which shall not be unreasonably withheld, conditioned, or delayed’ provided, however, that if Tenant withholds its approval, any delay in obtaining and incorporating the originally specified materials (and any consequent delay in completing other work that appropriately must follow incorporation of such delay materials into the Landlord’s Work) shall be deemed a Tenant Delay.

(a)
Except as provided in Paragraph 7(b) below, Landlord’s Work shall be deemed to be Substantially Completed as set forth in Section 8 below;

Landlord _jf_____

Tenant __jg______

(b)
Notwithstanding the foregoing, if Landlord shall be delayed in completing Landlord’s Work as a result of: (i) Tenant’s failure to comply with any deadlines or in the submission of plans, drawings, specifications or other information, or in approving any working drawings or estimates or in giving any authorization or approval within the time frames set forth herein; (ii) Tenant’s request for a Tenant Change Order; (iii) Tenant’s failure to pay when due any portion of the Excess TI Contribution or any other sums for Landlord’s Work payable by Tenant; (iv) Tenant’s request for materials, finishes or installations as part of the Landlord’s Work which constitute long lead items, provided Tenant is provided with prior written notice of long lead times; (v) any delay in obtaining a building permit with respect to the Landlord’s Work caused by the action or omission of Tenant; or (vi) the performance (or failure thereof) of any work by any person or firm employed or retained by Tenant, then for purposes of determining the date of Substantial Completion, the work and materials to be provided by Landlord pursuant to this Exhibit “B” shall be deemed to have been Substantially Completed on the date that they would have been Substantially Completed if such delay or delays (each of which is referred to herein as a “Tenant Delay”) had not occurred. Landlord agrees to use good faith reasonable efforts to counter the effect of any Tenant Delay; however, Landlord shall not be obligated to expend any additional amounts in such efforts (e.g., by employing overtime labor) unless Tenant agrees in advance in writing to bear any incremental cost associated with such efforts (whether or not such efforts are ultimately successful).

8. Substantial Completion. “Substantial Completion” or “Substantially Completed” shall mean that Landlord’s Work has been completed in conformity with the final scope of work, except for minor details of mechanical adjustment, decoration and finish which do not materially interfere with Tenant’s ability to use and occupy the Premises for the purposes permitted hereunder and Landlord has obtained a temporary or permanent certificate of occupancy.

9. Punch-list and Possession. Prior to the anticipated date of Substantial Completion of Landlord’s Work, Landlord shall schedule a mutually agreeable time with Tenant to inspect the Premises and prepare a punch-list setting forth any defects or incomplete work. Tenant’s taking of possession of the Leased Premises shall constitute Tenant’s acknowledgement that the Premises are in good condition and that all work and materials are satisfactory, except as to any items set forth in such punch-list. Landlord will use good faith effort to correct and complete those defects and incomplete items described in such punch-list within thirty (30) days.

10. Warranty. Landlord warrants that Landlord's Work shall be free from defects in materials and workmanship for a period of one (1) year after the Commencement Date. Landlord shall promptly correct any defects to Landlord's Work reported to it within the one-year warranty period and the failure to do so shall be considered a default hereunder.

Landlord _jf_____

Tenant __jg______

EXHIBIT “C”

Rules and Regulations

ACCIDENTS AND DAMAGES - In the event of accidental damage to the Premises, Tenant should promptly notify the Landlord.

ADMITTANCE TO LEASED PREMISES - Property Management, maintenance, security, janitorial and other service providers and agents authorized by the Landlord, shall be allowed admittance to the Premises to accomplish their intended assignments, subject to any other requirements in the Lease.

ADVERTISING MEDIUM - Tenant should not use any advertising medium, including without limitation, flashing lights or search lights, which may be heard or experienced outside of the Premises without the prior written consent of the Landlord. Tenant is encouraged to use the name of the Property in all advertising done within the geographical area in which the Property is located.

BICYCLES AND OTHER VEHICLES - Bicycles and other vehicles should not be permitted inside the Building or on the sidewalk, and may only be permitted outside in areas designated by Landlord.

COMMON AREA - The sidewalks, entries, passages, corridors, halls, lobbies, stairways, elevators, and other common facilities of the Property shall be controlled by Landlord, and should not be obstructed by Tenant or used for any purposes other than ingress or egress to and from the Premises. Tenant should not place any item in any of such locations, whether or not any such item constitutes an obstruction, without the prior written consent of Landlord. Landlord will have the right to remove any obstruction or any such item without notice to Tenant and at the expense of Tenant.

DELIVERIES - All deliveries shall be made to the rear of the Premises unless otherwise directed or approved in writing by the Landlord. The Tenant should never permit or suffer any truck to park in the parking areas of the Property designated for customers’ use. The Tenant should never permit any overnight parking of any vehicle to occur on the Property.

EMERGENCY CONTACT PROCEDURES - Tenant should provide in a timely manner to Landlord upon request name(s) of employees and/or agents to be contacted by Landlord for emergency purposes whether during or after operating hours. Such information should be kept current and accurate at all times by Tenant. Emergency policies and procedures may be developed, issued and revised from time to time by Landlord at Landlord’s discretion, which shall become an integral part of these Rules and Regulations and the Lease to which they refer.

Landlord _jf_____

Tenant __jg______

EMPLOYEES AND VISITORS - Tenant will be responsible for all behavior and adherence to all building Rules and Regulations by any of Tenant’s employees, visitors and agents. Tenant agrees to conduct Tenant’s business consistent with reputable business standards and practices.

EXCESSIVE NOISE AND ANIMALS - No animals, except seeing eye dogs, shall be allowed in stores, offices, halls, corridors and elevators of the Property. No person shall disturb the occupants of the Building or neighboring buildings by the use of any radio or musical instrument or by making loud or improper noises. Tenant will keep all mechanical apparatus free of vibration and noise which may be transmitted beyond the confines of the Premises.

HAZARDOUS OPERATING AND ITEMS - Tenant shall not install or operate any steam or gas engine or boiler, or carry on any mechanical business in the Premises without Landlord’s prior written consent. The use of oil, gas or flammable liquids for heating, lighting or any other purpose is prohibited. Explosives or other articles deemed hazardous shall not be brought into the Building.

HOUSEKEEPING - Unless otherwise stated, the interior of the Premises is the responsibility of each Tenant to maintain in a safe and clean matter. All carpeting and tiled areas are to be cleaned periodically. The perimeter area of the Premises space, which includes front and rear entrances and adjacent areas should be kept neat and clean.

KEYS - If the need arises for the Tenant to change the lock for the Premises, the re-keying should be coordinated and handled by the Property Manager.

MOVE IN/MOVE OUT - At the termination of the Lease, Landlord will inspect the Premises to see that everything is in satisfactory condition. Any deficiencies, excepting normal wear and tear, will be addressed as provided in the Lease.

ODORS - Tenant should not cause or permit objectionable odors to emanate or be dispelled from the Premises.

OVERHEAD DOORS - All repairs, service and preventative maintenance are Tenant’s responsibility.

PARKING - If the Tenant has customers or visitors who create an overload problem with parking, the Tenant’s cooperation is expected in asking visitors to park in specified areas.

RADIO AND TELEVISION - No aerials or satellite dishes shall be erected on the roof of the Building or exterior walls of the Premises or Building, or on the grounds of the Property without the prior written consent of the Landlord in Landlord’s sole and absolute discretion. Any aerials or satellite dishes so installed without such written consent shall be subject to removal without notice at any time at the expense of Tenant and may, in Landlord’s discretion, be deemed a material default of Tenant under the Lease.

Landlord _jf_____

Tenant __jg______

REFUSE - Dumpsters are provided for normal amounts of trash and waste as experience has shown the Building to require. If Tenant’s business operation generates excess trash, or a considerable amount of cardboard boxes, it will be necessary for Tenant to arrange for an additional service or to pay the excess cost if the arrangements are made by Landlord.

SECURITY - Security and maintenance personnel, as well as janitorial contractors are not permitted to unlock premises for Tenant’s employees. All individual security/burglar alarm systems should have the written consent of the Landlord.

SMOKING - Smoking is prohibited within the Premises and the interior of the Building as well as in and around the entrances to the Premises and Building. Tenant shall enforce this rule and the Florida Clean Indoor Air Act as to all its employees, occupants and visitors.

SOLICITATION - Landlord reserves the right to restrict, control or prohibit canvassing, soliciting and peddling within the Property.

USE OF WATER FIXTURES - Water closets and other water fixtures should not be used for any purpose other than that for which they are intended, and any damage resulting to them from misuse on the part of Tenant shall be paid for by Tenant.

WINDOWS - Window treatments (other than building standard window treatments) visible from the exterior of the Premises shall require the prior written approval of the Landlord.

Tenant agrees that Landlord may amend, modify, delete or add new and additional reasonable rules and regulations for the use and care of the Premises, the Building, the common areas and the Property (provided that the same do not materially and adversely affect Tenant’s use of and/or access to the Premises, the Building, the common areas, and/or the Property) and Tenant agrees to comply with all such Rules and Regulations. Landlord shall promptly provide Tenant a copy of any amendments or modifications to the Rules and Regulations.

Landlord _jf_____

Tenant __jg______

EXHIBIT “D”

Legal Description of Property

Block 3, Central Florida Research Park – Section I, according to the map or plat thereof filed in Plat Book 12, Page 123, of the Public Records of Orange County, Florida.

Landlord _jf_____

Tenant __jg______

EXHIBIT “E”

[Intentionally Omitted]

Landlord _jf_____

Tenant __jg______

EXHIBIT “F”

COMMENCEMENT DATE CONFIRMATION

DECLARATION BY LANDLORD AND TENANT AS TO DATE OF DELIVERY AND ACCEPTANCE OF POSSESSION OF PREMISES

Attached to and made part of the Lease dated the ______ day of ____________, 2018, entered into and by CIO UNIVERSITY TECH, LLC, a Delaware limited liability company, as Landlord and LIGHTPATH TECHNOLOGIES, INC., a Delaware corporation, as Tenant for Suite 180 in the Building known as the University TechCenter, Orlando, Florida.

Landlord and Tenant do hereby declare that possession of the Premises was accepted by Tenant on the ______ day of ___________, 2018. The Premises required to be constructed and finished by Landlord in accordance with the provisions of the Lease have been satisfactorily completed by Landlord and accepted by Tenant. The Lease is now in full force and effect, and as of the date hereof, Landlord has fulfilled all of its obligations under the Lease.

The Lease Commencement Date is hereby established as __________________. The Lease Expiration Date is ______________.

Landlord _jf_____

Tenant __jg______

AGREED AND ACCEPTED: TENANT: LIGHTPATH TECHNOLOGIES, INC., a Delaware corporation By: Signature Printed Name Title: Date:

LANDLORD: CIO UNIVERSITY TECH, LLC, a Delaware limited liability company By: Signature Printed Name Title: Date:

Landlord _jf_____

Tenant __jg______

EXHIBIT “G”

Addendum

1. Adjustment of Annual Minimum Rent. The Annual Minimum Rent specified in Section 1.1 hereof (and the monthly installment thereof) will be increased as outlined below. Said increase shall become effective on each anniversary of the Commencement Date or, if the Commencement Date falls on other than the first day of a month, on each anniversary of the first complete month following the Commencement Date and continuing until the day before the following Adjustment Date (each such one year period being referred to herein as a “Lease Year.”)

Lease Year	Per Sq. Ft.*	Annual Minimum Rent*	Monthly Minimum Rent*
Year 1:	$18.00	$222,804.00	$18,567.00
Year 2:	$18.54	$229,488.12	$19,124.01
Year 3:	$19.10	$236,419.80	$19,701.65
Year 4:	$19.67	$243,475.26	$20,289.61

*Plus applicable state sales tax and Tenant’s Proportionate Share of Operating Expenses.

2. Notwithstanding the schedule of Annual Minimum Rent set forth above, following the Commencement Date Monthly Minimum Rent has been waived for the first (1st) full month following the Commencement Date. This waiver provides a “Rent Concession” to Tenant of $18,567.00 (based on a Monthly Minimum Rent of $18,567.00). In the event of a Default by Tenant hereunder, that Tenant fails to cure within any applicable notice and cure periods set forth in this Lease, then in addition to all other damages and remedies herein provided and provided Landlord terminates the Lease or obtains possession of the Premises, Landlord shall be entitled to recover the entire dollar amount of such Rent Concession theretofore granted to Tenant. Tenant shall pay Additional Rent and all sums other than Monthly Minimum Rent accruing during the first (1st) full month following the Commencement Date.

3. Landlord shall, at Landlord’s sole cost and expense, include Tenant’s name on the lobby directory and shall provide Tenant directory signage at the directory on the floor of the Premises.

4. Landlord shall, at Landlord’s expense, repair and or replace the HVAC units servicing the Premises prior to the Commencement Date. While maintenance and repair of the HVAC units are considered Operating Expenses under Section 4 of the Lease, any replacement of the HVAC units serving the Building (subject to Section 7.1.3 of the Lease) during the Lease Term shall be at Landlord’s sole cost and expense and shall not be considered Operating Expenses.

Landlord _jf_____

Tenant __jg______

5. Extension Option. Tenant shall have the option to renew the Lease as to the entire Premises for one period of five (5) years (a “Renewal Term”) at the then current market rental rate for comparable space in similar office buildings in the market where the Building is located taking into consideration all relevant factors, including, without limitation, the amount, on a per square foot basis, that a willing, comparable, non-equity tenant with a creditworthiness comparable to Tenant would pay given appropriate consideration to market rental rates, escalations, abatement provisions, free rent, if any, length of the Extension Term, and the location and size of the Premises (the “Market Rate”). Tenant shall exercise its renewal option by written notice to Landlord given not less than nine (9) months prior to the Expiration Date of the Term of the Lease (the “Renewal Notice”). The Market Rate shall be reasonably determined by agreement between Landlord and Tenant and shall be used to establish the Annual Minimum Rent for the first year of the Renewal Term. If Landlord and Tenant have not agreed on the Market Rate within forty-five (45) days after Tenant gives the Renewal Notice, then such exercise shall be automatically rescinded and the Lease shall not be extended for the Renewal Term. Tenant may exercise its option to renew and Tenant’s exercise of such option shall be effective only if, at the time of Tenant’s exercise and at the commencement of the Renewal Term, the Lease is in full force and effect and Tenant is not in default under the Lease beyond any applicable cure period. Upon timely exercise of the renewal option and mutual agreement on the Market Rate, the parties shall enter into an amendment to the Lease to extend the Term for the Renewal Term. Landlord shall have no obligation to improve the Premises or provide further TI Contribution as an inducement to Tenant exercising the Renewal Term. The Annual Minimum Rent for each year after the first year of the Extension Term then exercised shall be one hundred three percent (103%) of the Annual Minimum Rent for the preceding year.

6. Controlling Agreement. All terms, covenants, obligations and conditions in this Addendum which conflict with a like provision in this Lease shall be controlling and supersede any like provision in the Lease.

Landlord _jf_____

Tenant __jg______

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